UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 16, 2009

Chicago Rivet & Machine Co.
(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation) 901 Frontenac Road Naperville, Illinois (Address of principal executive offices)	000-01227 (Commission File Number)	36-0904920 (I.R.S. Employer Identification No.) 60563 (Zip Code)

Registrant’s telephone number, including area code:  (630) 357-8500

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.       Material Modification to Rights of Security Holders.

In connection with the upcoming expiration on December 2, 2009, of the rights issued pursuant to the Rights Agreement, dated as of November 22, 1999, by and between Chicago Rivet & Machine Co. (the “Company”) and First Chicago Trust Company of New York, as rights agent, on November 16, 2009, the Board of Directors of the Company (the “Board”) approved the adoption of a new Rights Agreement, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “New Rights Agreement”). To implement the New Rights Agreement, on November 16, 2009, the Board declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $1.00 per share, of the Company (the “Common Stock”) to the shareholders of record at the close of business on December 2, 2009. Each newly issued Right will entitle its registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (each, a “Unit”) of Series A Junior Participating Preferred Stock, no par value per share, of the Company (the “Preferred Stock”) at a purchase price of $75.00 per Unit (the “Purchase Price”), subject to adjustment.

Initially, the Rights will be attached to all shares of Common Stock outstanding, and no separate rights certificates (the “Rights Certificates”) will be distributed. Subject to certain exceptions specified in the New Rights Agreement, the Rights will separate from the Common Stock and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of ten percent or more of the outstanding shares of Common Stock (the date of such public announcement, the “Stock Acquisition Date”), other than as a result of (a) repurchases of stock by the Company, (b) certain inadvertent actions by institutional or certain other shareholders or (c) the acquisition of stock pursuant to a Qualified Offer (as defined below), or (ii) ten business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer (other than a Qualified Offer) that would result in a person or group becoming an Acquiring Person. Certain existing stockholders of the Company are excluded from the definition of “Acquiring Person” and the triggering provisions of the Rights Agreement unless they acquire beneficial ownership of additional shares of Common Stock in amounts and under circumstances described in the Rights Agreement.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of uncertificated shares, by the balances indicated in the book entry account system of the transfer agent for the Common Stock), and not by separate certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock, (iii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the New Rights Agreement by reference (or, in the case of uncertificated shares, each direct registration account statement with respect thereto issued after the Record Date will contain a notation to the effect that the Company will mail to the shareholder a copy of the New Rights Agreement without charge, promptly after receipt of a written request therefor) and (iv) the surrender for transfer of any shares of Common Stock outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock. Pursuant to the New Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on December 1, 2019, unless such date is extended or the Rights are earlier redeemed, exchanged or terminated by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock that at least a majority of the members of the Board who are not officers of the Company and who are not representatives, nominees, affiliates or associates of an Acquiring Person determines to be fair and not inadequate and to otherwise be in the best interests of the Company and its shareholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”), each holder of a Right, other than an Acquiring Person whose Rights would become null and void, will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. For example, at an exercise price of $75.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth above would entitle its holder to purchase $150.00 worth of Common Stock (or other consideration, as noted above) for $75.00. Assuming that the Common Stock had a per share value of $15.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $75.00. The Rights would not be exercisable following the occurrence of an event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity that acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction (other than with an entity that acquired the shares pursuant to a Qualified Offer) in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the surviving entity having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after a person becomes an Acquiring Person, and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, assets or cash (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Any of the provisions of the New Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the New Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the New Rights Agreement. The foregoing notwithstanding, no amendment may be made to the New Rights Agreement at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the New Rights Agreement that may be defective or inconsistent with any other provision therein.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.

This summary description of the Rights and the New Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the New Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Rights Agreement, dated as of November 16, 2009, by and between Chicago Rivet & Machine Co. and Continental Stock Transfer & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2009	CHICAGO RIVET & MACHINE CO.

	By:	/s/ Michael J. Bourg
		Name:	Michael J. Bourg
		Title:	President, Chief Operating Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Rights Agreement, dated as of November 16, 2009, by and between Chicago Rivet & Machine Co. and Continental Stock Transfer & Trust Company